CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


First Investors Government Fund, Inc.
95 Wall Street
New York, New York  10005


     We consent to the use in Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A (File Nos. 002-89287 and 811-03967) of our report dated November 1, 2002 relating to the September 30, 2002 financial statements of First Investors Government Fund, Inc., which are included in said Registration Statement.


                                         /s/ Tait, Weller & Baker
                                         ------------------------
                                         TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
December 18, 2002